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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): May 14, 1998


                          NAPCO SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                              0-10004                   11-2277818
(State of other jurisdiction        (Commission                  (I.R.S.
  of incorporation                  File Number)                Employer
                                                            Identification No.)


                                333 BAYVIEW AVE.
                              AMITYVILLE, NY 11701
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code: (516) 842-9400


                                 NOT APPLICABLE
(Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

         In May 1998 the Company announced that it has reached an agreement in principle with Napco's co-founder Kenneth Rosenberg to repurchase all of Mr. Rosenberg's 889,576 shares of Napco common stock for $5.00 per share. The Company anticipates a Closing to occur shortly, at which time $2.5 million of the purchase price will be paid. The balance will be paid over a 4-year period. The portion of the purchase price payable at Closing will be financed by the Company's primary bank.

         At the Closing, Mr. Rosenberg, who had taken a less active role in the Company's business recently, will retire as president and as director of the Company, but will be available to consult with the Company pursuant to a consulting agreement. The agreement also contemplates that Mr. Rosenberg will not compete with the Company for a ten year period.

         The foregoing was disclosed in the Company's Form 10-Q filed May 14, 1998.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.


         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.


         (c)      EXHIBITS.


                  Exhibit 99.1 Press Release of NAPCO SECURITY SYSTEMS, INC. dated May 15, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   NAPCO SECURITY SYSTEMS, INC.


Date: May 15, 1997                                 By /s/ Richard Soloway
                                                          Richard Soloway
                                                          Chairman and Co-Chief
                                                          Executive Officer

                                                   By /s/ Kenneth Rosenberg
                                                          Kenneth Rosenberg
                                                          President and Co-Chief
                                                          Executive Officer


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